EXHIBIT 10.23

                                OPTION AGREEMENT
                                ----------------

         This AGREEMENT is made this 8th day of August, 2000, between Duke University (hereinafter referred to as "University"), a university having an office at Durham, North Carolina, and Celsion Corporation (hereinafter referred to as "Celsion"), a company having an office at Columbia, MD.

                                   WITNESSETH:

         WHEREAS, University is the owner of certain Patent Rights and Technical Data hereinafter defined, relating to compounds, assays, cell lines, and methods useful in development of agents useful in gene therapy of cancer and other diseases referred to collectively as ("Invention") and defined in detail hereinafter; and

         WHEREAS, Celsion wishes to obtain an option for a license under the Patent Rights and Technical Data, and University is willing to make such disclosure and to grant such option and license upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

1. Definitions: As used in this Agreement, the following terms shall have the following meanings:

(a) "Patent Rights" shall mean any and all patents and any and all rights, title and interest in applications for patents relating to Invention owned, licensed or otherwise acquired by University during the term of this Agreement throughout the world, including all patents and reissue patents issuing on said patent applications and any extensions, divisions, continuations or continuations-in-part thereof.

(b) "Technical Data" shall mean all information, know-how and inventions (including, but not limited to, patent applications) disclosed by University to Celsion pursuant to this Agreement and relating to the Invention.

(c) "Invention" shall include all Patent Rights and Technical Data disclosed to University in connection with the Office of Science & Technology Invention Disclosures File [OST File] 1519, "Selective express of genes in cancer cells". Invention shall include additional Patent Rights and Technical Data related to these OST Files that are developed by University during the term of this Agreement.

(d)               "Effective Date" shall mean 8 August, 2000.

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(e)              "Option Period" shall mean a six (6) month period beginning on the Effective Date.

2.                Disclosure and Evaluation:
                   ---------------------------

(a) During the Option Period, University shall provide Celsion with a copy of each U.S. or foreign Patent and each U.S. or foreign Patent Application filed on the Invention and a written disclosure of such Technical Data then possessed by University relating to or relevant to the Invention. University shall also disclose all relevant experimental data to Celsion and disclose any relationships it, or to the best of its knowledge, the researchers involved in the Invention have with any other persons relating to the Invention or any related technologies. Celsion shall, based upon such disclosure, evaluate the technical, economic and commercial advantages, in Celsion's option, of said Technical Data during the Option Period.

(b) University shall also furnish to Celsion reasonable opportunity to confer with University's research personnel on the Invention and Technical Data. Celsion will pay consultation fees and expenses to the inventors in the event that travel to Celsion facilities is required.

(c) From time to time during the Option Period, University shall augment its written disclosure with any additional Technical Data to assure that Celsion has the most current information.

3. Option: University hereby grants to Celsion, and Celsion hereby accepts, a non-assignable Option to negotiate with University to obtain a worldwide, exclusive license under the Patent Rights and Technical Data, said Option to be exercisable by Celsion at any time during the Option Period upon written notice to University. In the event that Celsion shall exercise said Option, the parties agree to negotiate in good faith towards license terms.

4.                Consideration:
                  -------------

(a) As consideration for the Option granted Celsion in Article 2 hereof, Celsion hereby agrees to reimburse all expenses incurred by University during the Option Period in the pursuit of a legal opinion regarding patent protection available for the Invention. Celsion shall not be obligated to reimburse University for such expenses in excess of two thousand five hundred dollars [$2,500] during the Option Period. University shall provide Celsion with a copy of said legal opinion.

(b) Celsion shall reimburse University for said patent expenses relating to a legal opinion concerning patentability of the invention within thirty (30) days of being invoiced by University for such expenses.

(c) Any amount paid under this Article 3 shall not be refundable under any circumstances.

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5.                Termination:
                  -----------

(a) If the Option granted by University pursuant to Article 4 hereof is not exercised by Celsion, this Agreement shall terminate upon the expiration of the Option Period.

(b) Celsion may terminate the Option Period at any time by notifying University of its decision not to exercise said Option.

(c) In the event this Agreement is terminated in accordance with the immediately preceding paragraphs, Celsion shall promptly return to University any and all Technical Data.

6.                Default:
                  -------

(a) If the Option granted by University pursuant to Article 4 hereof is not exercised by Celsion, this Agreement shall terminate upon the expiration of the Option Period.

(b) Celsion may terminate the Option Period at any time by notifying University of its decision not to exercise said Option.

(c) In the event this Agreement is terminated in accordance with the immediately preceding paragraphs, Celsion shall promptly return to University any and all Technical Data.

7. Default: If Celsion shall fail to perform or fulfill at the time and in the manner herein provided any obligation or condition required to be performed or fulfilled by Celsion hereunder, and if Celsion shall fail to remedy such default within thirty (30) days after written notice thereof from University, University shall have the right to terminate this Agreement by written notice of termination to Celsion given at any time within thirty (30) days thereafter. Any termination of this Agreement pursuant to this Article shall be in addition to, and shall not be exclusive of or prejudicial to, any other rights or remedies at law or in equity that University may have on account of the default of Celsion.

8. Governing Law: This Agreement shall be construed as having been entered into in the State of North Carolina.

9. Non-Assignability: Any assignment by Celsion of this Agreement or of any of the rights or licenses granted to it hereunder, without the written consent of University, shall be void; provided, however, that nothing contained herein shall restrict the transfer of this Agreement as a part of a merger or corporate acquisition to which Celsion may be a party.

10. Notices: It shall be a sufficient giving of any notice, request, report, statement, disclosure or other communication hereunder, if the party giving the same shall deposit a copy thereof in the Post Office in certified mail, postage prepaid, addressed to the other part at its address hereinafter set forth or at such other address as the other party shall have theretofore in writing designated:

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    Duke University                            Celsion
    ------------------------                   ------------------------------
    University Administrator                   Dr. Augustine Cheung, Chairman
    Duke University                            Celsion Corporation
    Office of Science and Technology           10220-1 Old Columbia Road
    Box 90083/Room 234 North Building          Columbia, MD  21046-1705
    Durham, NC  27708

         The date of giving any such notice, request, report, statement, disclosure or other communication, and the date of making any payment hereunder required (provided such payment is received), shall be the U.S. postmark of such envelope if marked or actual date of receipt if delivered otherwise.

11. Indemnification: Celsion agrees to indemnify University, its employees and officers and to hold such parties harmless from any action, claim, or liability, including without limitation liability for death, personal injury, or property damage, arising directly or indirectly from Celsion's possession, testing, screening, distribution or other use of Patent Rights and/or Technical Data or distribution of test reports, data, and other information relating to said items; provided, however, this indemnification shall not apply if such action, claim or liability is directly and principally caused by or the result of negligence or the intentional acts of University. It is understood that indemnification of University by licensee will be included in any subsequent license agreements.

12. Non-Commercial Use: Celsion promises to allow use of Invention and Technical Data only by its authorized personnel (including, consultants, advisors, experts, attorneys and accountants) and only for the purpose of ascertaining its interest in pursuing licensing negotiations with University, and will not employ the Invention for any gain prior to exercising its Option hereunder. Should Celsion market or in any way make or use Invention in a way other than to ascertain its interest in pursuing licensing negotiations, Celsion shall be liable to University in damages.

13. Confidentiality: Celsion agrees to accept samples of the Invention and Technical Data and/or information concerning the Invention and Technical Data on a confidentiality of the Invention and any data that is generated concerning it as it uses to protect its own confidential information, and shall limit exposure of Invention and Technical Data to those of its personnel, consultants, experts, attorneys, accountants, potential investors and personnel of its affiliated companies who have an actual need to know and who have an obligation to protect the confidentiality of such information, Celsion agrees that

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         Invention and all confidential information about Invention received and generated under this Agreement shall be maintained in confidence for the duration of this Agreement and for three (3) years thereafter regardless of the manner of termination, and further agrees not to use such confidential information for any purpose other than to assess its
         interest  in  obtaining  a  license   hereunder.   The   disclosure  of
         confidential information hereunder shall not result in any right or license under any patent or know-how being granted to Celsion. All written documents containing confidential information, together with copies of excerpts thereof, shall promptly be returned to University by Celsion upon request. Notwithstanding anything to the contrary herein, any information, including information that may be considered to be Technical Data or part of the Invention, that is or becomes generally known to the public through no wrongful acts of Celsion shall not be deemed to be confidential or proprietary and shall not be subject to the confidentiality, use or other restrictions or obligations imposed under this Agreement, including, but not limited to those obligations set forth in this paragraph "Confidentiality" and the proceeding paragraph "Non-Commercial Use".

14. Transfer: It is expressly agreed that neither Celsion nor University transfers by operation of this Agreement any rights either party now has or hereafter acquires in the Invention.

15. Use of University Name: It is agreed that in no circumstances shall Celsion use the name of University or its employees in any advertisement, press release, or publicity with reference to this Agreement, without prior written approval of University. It is anticipated and agreed to that Celsion may use the name of the University in discussions with potential investors and partners interested in the Invention.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year firs written above.

DUKE UNIVERSITY:       By:
                       Robert Taber, Director, Office of Science & Technology

CELSION:               By:
                       Augustine Cheung, Chairman

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